    As filed with the Securities and Exchange Commission on July 3, 1995

                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              SARA LEE CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


              MARYLAND                                  36-2089049
      (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)


                          THREE FIRST NATIONAL PLAZA,
                                  SUITE 4400,
                               CHICAGO, ILLINOIS
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   60602-4260
                                   (ZIP CODE)

                            ------------------------

                   CONSULTING AND NONCOMPETITION AGREEMENT
                           (FULL TITLE OF THE PLAN)

                            ------------------------

                             JANET LANGFORD KELLY
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
         SARA LEE CORPORATION, THREE FIRST NATIONAL PLAZA, SUITE 4400,
                          CHICAGO, ILLINOIS 60602-4260
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                  312/726-2600

                            ------------------------

                                   CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                      PROPOSED        PROPOSED
                                       AMOUNT         MAXIMUM         MAXIMUM
       TITLE OF SECURITIES             TO BE       OFFERING PRICE    AGGREGATE         AMOUNT OF
         TO BE REGISTERED            REGISTERED     PER SHARE(1)   OFFERING PRICE   REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------
Common Stock $1.33 1/3 par value
  (including Preferred Stock
  Purchase Rights)................    416,667        $28.63           $11,929,176       $4,114

====================================================================================================

(1) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457, is based on the average of the high and low prices, which average equals $28.63 per share, as reported on the New York Stock Exchange Composite Transactions Tape on June 26, 1995.

==============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Corporation filed or to be filed with the Commission are incorporated herein by reference as of their respective dates:

          (a) Annual Report on Form 10-K for the fiscal year ended July 2, 1994.

          (b) All other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since July 2, 1994.

          (c) Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto, filed with the Commission on November 15, 1989), as to Description of the Common Stock of the Corporation.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold, or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Corporation by Janet Langford Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Corporation. As of May 31, 1995, Ms. Kelly owned 2,853 shares of Common Stock and had the right to acquire 10,000 shares of Common Stock through the exercise of options pursuant to stock option plans of the Corporation.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Corporation's directors, officers, employees and agents under specified circumstances, which may include indemnity against expenses, including attorney's fees and judgments, fines, and amounts paid in settlement under the Securities Act. The Corporation has purchased and maintains insurance as is permitted in said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act. Article V of the By-Laws of the Corporation provides for such indemnification to the extent and under the circumstances permitted by said Section 2-418.

     Article V of the By-laws of the Corporation provides as follows:

     "SECTION 1. Right to Indemnification. Subject to the provisions of Section 3 of this Article V, the Corporation (a) shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law.

     "SECTION 2. Time for Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if
(i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

     "SECTION 3. Standard of Conduct. Anything in these By-Laws to the contrary notwithstanding, except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in
Section 2-418(e) of the Maryland General Corporation Law that the party seeking indemnification has met the requisite standard of conduct. A party seeking indemnification shall be deemed to have met the requisite standard of conduct unless it is established that:

          "(a) The act or omission of the director or officer was material to the matter giving rise to the proceeding; and

             (i)  was committed in bad faith; or

             (ii) was the result of active and deliberate dishonesty; or

          "(b) The director or officer actually received an improper benefit in money, property or services; or

          "(c) In the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     "SECTION 4. General. The indemnification and advance of expenses provided by this By-law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-law is in effect.

     "SECTION 5. Effective Time. This By-law shall be effective from and after the date of its adoption [August 26, 1988] and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Nothing herein shall prevent an amendment of this By-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

     "SECTION 6. Further Action. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law."

ITEM 8. EXHIBITS

     The following are filed as exhibits to this Registration Statement:

         (3a)     Articles of Restatement of the Charter of the registrant, dated April 5,
                  1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.1 of the Registration Statement No.
                  33-35760 on Form S-8 filed with the Commission on July 6, 1990.

         (3b)     Articles Supplementary to the Charter of the registrant, dated May 18, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.2 of the Registration Statement No. 33-37575 on
                  Form S-8 filed with the Commission on November 1, 1990.

         (3c)     Articles Supplementary to the Charter of the registrant, dated October 30,
                  1992, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.3 of the Registration Statement No.
                  33-59002 filed with the Commission on March 4, 1993.
         (3d)     Amended By-Laws of the registrant, dated June 24, 1993, defining the rights of holders of the registrant's securities, incorporated by reference to
                  Exhibit (3b) of the registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1993.
         (4)      Rights Agreement dated as of April 28, 1988 between the Corporation and the
                  First National Bank of Chicago as Rights Agent, (incorporated by reference to the Registration Statement No. 34-397183 on Form 8-A filed with the
                  Commission on May 11, 1988 (as amended by Form 8 thereto, filed with the
                  Commission on November 15, 1989)).
         (5)      Opinion of Janet Langford Kelly, Esq., Senior Vice President, Secretary and
                  General Counsel.
        (23a)     Consent of Arthur Andersen LLP.
        (23b)     Consent of Janet Langford Kelly, Esq.--contained in the opinion appearing as
                  Exhibit 5.
        (24)      Powers of Attorney.
        (99a)     Form of Consulting and Noncompetition Agreement.

ITEM 9. UNDERTAKINGS.

     (A) RULE 415 OFFERING

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (H) FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 30th day of June, 1995.

                                     SARA LEE CORPORATION

                                     By: /s/ Janet Langford Kelly
                                         ------------------------------------
                                                 Janet Langford Kelly
                                         Senior Vice President, Secretary and
                                                    General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 30th day of June, 1995.



              SIGNATURE                            CAPACITY
              ---------                            --------

                 *                   Chairman, Chief Executive Officer
- ----------------------------------     and Director
            John H. Bryan

                 *                   Vice Chairman, Chief Administrative Officer
- ----------------------------------     and Director
          Michael E. Murphy

                 *                   Executive Vice President and Director
- ----------------------------------
       Donald J. Franceschini

                 *                   Executive Vice President and Director
- ----------------------------------
        C. Steven McMillan

     /s/ Judith A. Sprieser          Senior Vice President and
- ----------------------------------     Chief Financial Officer
         Judith A. Sprieser

     /s/ Wayne R. Szypulski          Vice President and Controller
- ----------------------------------
         Wayne R. Szypulski

                 *                   Director
- ----------------------------------
           Paul A. Allaire

                 *                   Director
- ----------------------------------
       Frans H.J.J. Andriessen

                 *                   Director
- ----------------------------------
          Duane L. Burnham

                 *                   Director
- ----------------------------------
          Charles W. Coker

                  SIGNATURE                        CAPACITY
                  ---------                        --------

                                                  Director
- ---------------------------------------------
               Willie D. Davis

                     *                            Director
- ---------------------------------------------
              Allen F. Jacobson

                     *                            Director
- ---------------------------------------------
            Vernon E. Jordan, Jr.

                     *                            Director
- ---------------------------------------------
              James L. Ketelsen

                     *                            Director
- ---------------------------------------------
              Hans B. van Liemt

                     *                            Director
- ---------------------------------------------
               Joan D. Manley

                                                  Director
- ---------------------------------------------
               Newton N. Minow

                     *                            Director
- ---------------------------------------------
           Sir Arvi H. Parbo A.C.

                     *                            Director
- ---------------------------------------------
             Rozanne L. Ridgway

                     *                            Director
- ---------------------------------------------
              Richard L. Thomas


* By Janet Langford Kelly as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.


                                                 /s/ Janet Langford Kelly
                                            ------------------------------------
                                                     Janet Langford Kelly
                                                      As Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                                                                                SEQUENTIAL
 NO.                                     DESCRIPTION                                      PAGE
- -----    ---------------------------------------------------------------------------   ----------
 (3a)    Articles of Restatement of the Charter of the registrant, dated April 9,
         1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.1 of the Registration Statement No.
         33-35760 on Form S-8 filed with the Commission on July 6, 1990.
 (3b)    Articles Supplementary to the Charter of the registrant, dated May 18,
         1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.2 of the Registration Statement No.
         33-37575 on Form S-8 filed with the Commission on November 1, 1990.
 (3c)    Articles Supplementary to the Charter of the registrant, dated October 30,
         1992, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.3 of the Registration Statement No.
         33-59002 filed with the Commission on March 4, 1993.
 (3d)    Amended By-Laws of the registrant, dated June 24, 1993, defining the rights of holders of the registrant's securities, incorporated by reference to
         Exhibit (3b) of the registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1993.
 (4)     Rights Agreement dated as of April 28, 1988 between the Corporation and the
         First National Bank of Chicago as Rights Agent, (incorporated by reference to the Registration Statement No. 34-397183 on Form 8-A filed with the
         Commission on May 11, 1988 (as amended by Form 8 thereto, filed with the
         Commission on November 15, 1989)).
 (5)     Opinion of Janet Langford Kelly, Esq., Senior Vice President, Secretary and
         General Counsel.
(23a)    Consent of Arthur Andersen LLP.
(23b)    Consent of Janet Langford Kelly, Esq.--contained in the opinion appearing as
         Exhibit 5.
 (24)    Powers of Attorney.
(99a)    Form of Consulting and Noncompetition Agreement.